Filed Pursuant to Rule 424(b)(3)

Registration No. 333-178972

Prospectus Supplement No. 3

(to Prospectus dated January 31, 2012)

3,650,000 SHARES

CURRENCYSHARES® EURO TRUST

This Prospectus Supplement No. 3 amends and supplements our prospectus dated January 31, 2012 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus, Prospectus Supplement No. 1 dated March 30, 2012 and Prospectus Supplement No. 2 dated July 17, 2012.

Under “Creation and Redemption of Shares,” the third sentence in the first paragraph on page 26 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of January 25, 2013, Citadel Securities LLC, CitiGroup Global Markets, Inc., Credit Suisse Securities LLC, EWT LLC, Fortis Clearing Americas LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. Incorporated, Newedge USA, LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Securities Americas, LLC, Timber Hill LLC and Virtu Financial BD LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

All other portions of the Prospectus shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is January 25, 2013